                                                                   EXHIBIT 10.30

                     [LETTERHEAD OF THE TRACKER CORPORATION]

March 22, 1996

Mr. Tony Smith
National Marketing Manager, Retail
Sony of Canada Ltd.
Marketing Headquarters
409 Gordon Baker Road
Willowdale, Ontario M2H 2S6

Dear Tony:

This letter shall serve as an Agreement between Sony of Canada Ltd. ("Sony") and The Tracker Corporation ("Tracker") whereby Sony will offer Tracker's Worldwide Personal Property Security Kits ("Kit" or "Kits") throughout their 85 Sony Stores across Canada. The terms and conditions are as follows:

1) Sony will implement a "Tracker" program beginning on or about May 1, 1996, as specified below.


2) Sony Store representatives ("Reps") will sell to its retail customers Tracker Kits which will be clearly marked with bronze, silver or gold foil stickers indicating to the Reps the life span of the Tracker membership within each Kit (i.e. 1, 2, or 3 years respectively).


3) Tracker will ensure that the back of the activation cards within each Kit will allow Reps to indicate their name and store number for Sony commission purposes. Tracker will supply to Sony by the second of each month a report describing Rep sales activities which will enable Sony to distribute commissions properly.

4) Sony will supply camera ready graphics on diskette to be used by Tracker to produce a sufficient amount of POP material to place in each of the Sony stores to support the Tracker program.

5) Sony will include a write up on the Tracker program in each of its monthly newsletters for the life of this program.

6) Tracker will supply to Sony 5,000 "Keep What You Own" one-label brochures to be used by Sony in their Camcorder promotion during 1996, the cost of which will be offset by the one quarter page advertisement noted in 7 below.

7) Sony will include a feature on the Tracker program in a one-quarter page advertisement within its national brochure, the costs of which will be offset by the 5,000 "Keep What You Own" brochures noted in 6 above.

8) Tracker will forward to Sony, on an annual basis, a cheque amounting to a 20% commission on renewal revenues received by Tracker relating to sales generated from the Kits sold through Sony for two (2) renewal terms. Such payment will be made to Sony on or before April 30th of each year commencing on April 30, 1997.

9) Sony will purchase from Tracker, on 30 day terms, via a head office purchase order, a minimum initial order of nine (9) Kits per store as follows:

         (i)      Cost schedule

   ----------------------------------------------------------------------------
   No. of Kits        Kit type        Cost to Sony         Retail Selling Price
   ----------------------------------------------------------------------------
        2              1 year          $15.00/ea                $29.95/ea
   ----------------------------------------------------------------------------
        3              2 year          $22.50/ea                $44.95/ea
   ----------------------------------------------------------------------------
        4              3 year          $30.00/ea                $59.95/ea
   ----------------------------------------------------------------------------

                  All prices are quoted in Canadian dollars and are F.O. B. Sony Store locations or Sony Warehouse as directed by Sony.

         (ii)     Volume discounts

     ------------------------------------------------------------
     Total # of Kits purchased                  Volume discounts
     ------------------------------------------------------------
          5001 to 10,000                       $0.25 off each Kit
     ------------------------------------------------------------
         10,001 to 15,000                      $0.50 off each Kit
     ------------------------------------------------------------
         15,001 to 20,000                      $0.75 off each Kit
     ------------------------------------------------------------
         20,001 to 30,000                      $1.00 off each Kit
     ------------------------------------------------------------
              30,001+                          $1.50 off each Kit
     ------------------------------------------------------------

                  Volumes stated to qualify for discounts are cumulative annual volumes. Volume discounts will be paid to Sony on or before April 30th of each year commencing on April 30, 1997.

         (iii)    Shipping instructions:

                  Shipping instructions must be clearly marked for each Sony store address with appropriate contact names and telephone numbers. Quantities for subsequent orders will be determined on an individual store basis. All reorders must follow the same terms and shipping instructions as noted above.

         (iv)     Lead times for each order:

   --------------------------------------------------------------------
                   Region                              Lead times
   --------------------------------------------------------------------
                  Ontario                         3 to 5 business days
   --------------------------------------------------------------------
   all other provinces, excluding Ontario         7 to 10 business days
   --------------------------------------------------------------------

         (v)      Contact list - (416) 595-6222:

                  Pointman               - Kevin Lewis, Account Manager (Ext.
                                           239)
                  Shipping & Fulfillment - Chris Creed, VP Operations (Ext. 234)
                  Accounting             - Michael Lee, Controller (Ext 226)

         (vi)     Return policy:

                  All Tracker Kits come with a 21-day return policy, from the date of purchase by the customer. A full refund is given less a 20% restocking charge, providing all returned goods are in resalable conditions. Costs for return shipments are to be the responsibility of Sony. All return shipments must be pre-authorized by Chris Creed, VP Operations of Tracker.

10) Tracker and Sony will develop and send to each store an easy to follow training summary of the benefits of the Tracker service offered within each Kit, and explaining to each Rep the activation card procedure and the incentive commission structure available to them as noted below:

     --------------------------------------------------
          Kit type sold                  Rep Commission
     --------------------------------------------------
     Bronze - 1 year service                 $ 5.00
     --------------------------------------------------
     Silver - 2 year service                 $ 7.50
     --------------------------------------------------
      Gold - 3 year service                  $12.00
     --------------------------------------------------

11) Tracker shall indemnify Sony and hold Sony harmless from any and all claims, suits, actions, liabilities and costs of any kind, including reasonable legal fees and all costs of litigation, for any and all claims by any party resulting directly or indirectly from any acts, representations or omissions by Tracker relating to this Agreement or the performance of Tracker or of the Kits. Tracker shall, at the request of Sony, assume the defense of any claims or proceedings brought against Sony by reason thereof and pay damages payable by Sony as a result of the disposition of any such claims or proceedings.

12) Tracker shall maintain accurate records and accounts of all transactions pertaining to this Agreement, including renewals, and shall retain the same for a period two (2) years. If Sony requires any information in connection with such accounts and records, the aforesaid accounts and records shall be made available by Tracker during its normal business hours for examination by Sony or its representative appointed in writing.


13) Sony agrees that Tracker may promote the Kits using the name "SONY" and all insignia and other identifying names and marks which Sony instructs Tracker to use in connection with any such name, provided that Tracker shall do so only in conformity with such directions as may be given from time to time by Sony. Notwithstanding the foregoing, Tracker does not have nor will Tracker acquire any rights or interest in such names, marks or insignia and at the option of Sony, Tracker will promptly cease and desist using or displaying said names, marks or insignia and/or abandon or assign to Sony any rights which Tracker may acquire by operation of law or otherwise with respect to said names, marks or insignia and Tracker will promptly execute such documents as in the opinion of Sony are or may be necessary to give effect to the foregoing. In the event this Agreement is terminated for any reason, Tracker will, at Tracker's expense, immediately destroy any materials which contain any reference thereon to the said names, marks or insignia.


We trust this Agreement meets with your approval. Please sign on the appropriate line below. We are looking forward to a long and prosperous business relationship.

Yours very truly,

The Tracker Corporation
                                           Agreed and accepted by:
/s/                                        /s/

Kevin Lewis
Account Manager                            National Marketing Manager, Retail
                                           Sony of Canada Ltd.

cc  Mark Gertzbein, Tracker CFO
    Hope Carlson-Hamm, Sony Sr. Buyer